UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

The Advisory Board Company

(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 M Street, NW Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 266-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A amends the current report on Form 8-K (the “Original Form 8-K”) filed by The Advisory Board Company (the “Company”) with the Securities and Exchange Commission on February 11, 2015. The Original Form 8-K reported the Company’s issuance of a news release announcing its preliminary financial results for its fiscal quarter and nine-month transition period ended December 31, 2014. On March 3, 2015, the Company filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 (the “Notice”) with respect to the Company’s transition report on Form 10-K (the “Form 10-K”), stating that it would not be able to timely file the Form 10-K without unreasonable effort or expense. The response set forth in the Notice contains information about the previously-announced financial results. The sole purpose of this amendment to the Original Form 8-K is to furnish the information regarding such financial results included in the Notice.

Item 2.02.	Results of Operations and Financial Condition.

The information set forth in the Explanatory Note is incorporated by reference in this Item 2.02. The Company’s response set forth in the Notice under Part III and Question 3 of Part IV thereof contains information about the previously-announced financial results. A copy of such response is included as Exhibit 99.1 to this report and incorporated by reference in this Item 2.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Narrative Response to Part III and Question 3 of Part IV of Form 12b-25 of the Company filed on March 3, 2015 with the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

Date: March 4, 2015	/s/ Michael T. Kirshbaum
Michael T. Kirshbaum
Chief Financial Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Narrative Response to Part III and Question 3 of Part IV of Form 12b-25 of the Company filed on March 3, 2015 with the Securities and Exchange Commission